EXHIBIT 10.7

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OMEGA INTERFERON

LICENSE AGREEMENT

EXECUTED

TABLE OF CONTENTS

1.	DEFINITIONS

	1.1	Affiliate

	1.2	Effective Date

	1.3	Field

	1.4	Non-Manufacturing Know-How

	1.5	Manufacturing Know-How

	1.6	Licensed Product(s)

	1.7	Manufacturing Process

	1.8	Net Sales

	1.9	Patent Rights

	1.10	Phase II

	1.11	Phase III

	1.12	R&D Agreement

	1.13	Settlement Agreement between BII and Genentech

	1.14	Sublicensee

	1.15	Territory

2.	GRANT

	2.1	Grant

	2.2	Sublicense

	2.3	BII Obligations for the United States

3.	DUE DILIGENCE BY BMI

	3.1	Development Planning

	3.2	Exercise of Diligence

	3.3	Commercialisation Plans in Certain Countries

	3.4	Potential Abandonment of Rights by BMI

	3.5	Periodic Reporting

	3.6	Need for Approval of Regulatory Authorities

4.	SUBLICENSING

	4.1	Characteristics of Potential Sublicensees

	4.2	BMI Duty to Inform

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5.	BII REVIEW RIGHTS AND TERRITORIAL REVERSION RIGHTS

	5.1	BII Clinical Data Review Rights

	5.2	BII Reversion Rights

	5.3	One-Time Rights

6.	DATA

	6.1	Preclinical and Clinical Data, Non-Manufacturing Know-How

	6.2	Additional Reports

7.	MANUFACTURING: PHASE II

	7.1	Responsibility for Phase II Manufacturing

	7.2	Manufacturing Standards for Phase II Manufacturing

	7.3	Supplies for Phase II Clinical Trial described in Appendix D

	7.4	Additional Phase II Clinical Supplies

	7.5	Cooperation During Manufacturing

8.	MANUFACTURING: PHASE III AND COMMERCIAL SUPPLY

	8.1	Responsibility for Phase Ill Manufacturing and for Commercial Supply

	8.2	Price for Commercial Supplies/Minimum Order

	8.3	Floor Price

	8.4	Payment Schedule and Cost Verification

	8.5	Supply Agreement and Duration

	8.6	Payments for Supply in Deutsche Mark.

9.	PAYMENTS/ROYALTIES AND RELATED MATTERS.

	9.1	All Payments.

	9.2	Initial Fee.

	9.3	Milestones.

	9.4	Royalty Payments.

	9.5	When Royalty Payments Are Not Due and Limitations Thereon.

	9.6	Not Due Royalty Payments on Supplies for Clinical Trials.

	9.7	Other Payments for Sales Within the United States.

	9.8	Sales Reporting.

	9.9	Timelines of Payments.

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	9.10	Financial Records and Verification.

	9.11	Taxes.

10.	INTELLECTUAL PROPERTY MATTERS.

	10.1	Maintenance

	10.2	Patent Term Extension or Equivalent.

	10.3	Notification Regarding Infringement.

	10.4	Litigation.

	10.5	Payments and Patent Litigation.

	10.6	Other Intellectual Property.

	10.7	Improvements to the Manufacturing Process.

11.	REPRESENTATIONS AND WARRANTIES.

	11.1	Freedom to Execute Agreement.

	11.2	Patent Rights.

	11.3	Genentech, Inc.

	11.4	BII Affiliate(s).

	11.5	BMI Sublicensee(s).

12.	ASSIGNMENT, CHANGE IN CONTROL

	12.1	Ability of BMI to Assign Agreement.

	12.2	Waiver of Consent.

	12.3	Change in Control.

13.	TERM AND TERMINATION

	13.1	Duration of Agreement.

	13.2	Paid-Up License.

	13.3	Termination Because of Unremedied Breach.

	13.4	Termination Because of Insolvency.

	13.5	Court-Awarded Damages.

	13.6	Continuation of Obligations.

	13.7	Duties of BMI After Breach.

	13.8	Duties of BMI After Bankruptcy.

14.	CONFIDENTIALITY

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	14.1	Transmittal of Information.

	14.2	Approval of Public Disclosure.

	14.3	Acknowledgment of Private Disclosure.

15.	COMMUNICATIONS

	15.1	Instructions for Communications.

16.	MISCELLANEOUS PROVISIONS

	16.1	Governance of Agreement.

	16.2	Entire Agreement.

	16.3	Severability.

	16.4	Original Agreement and Counterparts.

	16.5	No Waiver of Rights.

	16.6	Section Titles.

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LICENSE AGREEMENT

This agreement (“Agreement”) is made and entered into this July 17, 1998 by and between BOEHRINGER INGELHEIM INTERNATIONAL GMBH, a corporation with offices at D 55216 Ingelheim/Rhein, Germany (“BII”), and BIOMEDICINES, INC., a Delaware corporation, with an address for purposes of the Agreement at 909 Marina Village Parkway #583 Alameda, California, United States of America (U.S.A.) 94501 (“BMI”).

WHEREAS, BII is the owner of certain Patent Rights, Know-How, and the Manufacturing Process (each as hereinafter defined) and has the right to grant the license (“License”) set forth herein and, moreover, BII has developed certain pharmaceutical formulations containing Omega Interferon (“Licensed Product” as defined below) and has conducted Phase I clinical trials; and

WHEREAS, BMI desires to establish whether the Licensed Product is useful in treating patients with various diseases and, if so, to complete the development of Licensed Product in order to commercialise Licensed Product; and

WHEREAS, BMI desires to obtain an exclusive License in the Territory (as hereinafter defined) under the Patent Rights and Know-How;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, BII and BMI agree as follows:

1.                                      DEFINITIONS

1.1                               Affiliate shall mean any corporation or business entity controlled by, controlling or under common control with either BII or BMI, as the case may be. For this purpose, control shall mean any of the following:

(a)                                  direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of such entity;

(b)                                  fifty percent (50%) or greater interest in the income of such entity;

(c)                                  a fifty percent (50%) or greater management control over a joint venture; or

(d)                                  any other relationship that, in fact, constitutes actual control.

1.2                               Effective Date shall mean the date of execution of the Agreement as shown above.

1.3                               Field shall mean the treatment of humans for diseases, disorders, conditions, and the like by the administration of Licensed Product.

1.4                               Non-Manufacturing Know-How shall mean any and all technical data or non-technical information, expertise, knowledge and the like which relates to the Licensed Product or to the Patent Rights but excluding Manufacturing Know-How. Such data or information shall

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include, without limitation, all pharmacological, toxicological, clinical, and marketing or sales-related information as well as any other data, information or designs used or specifically useful for the development or commercialisation of the Licensed Product. Furthermore, Non-Manufacturing Know-How includes similar data or information as described herein that may now be known to, or is now in the possession of BII or its Affiliate(s) or which may become known to or may come into the possession of BII or its Affiliate(s) after the Effective Date provided that, in the event such data or information is received from a third party, BII shall be entitled to pass on such data and information to BMI.

1.5                               Manufacturing Know-How shall mean any and all assay, chemical, control, and manufacturing information or data useful or necessary for the successful development, registration, and commercialisation of the Licensed Product.

1.6                               Licensed Product(s) shall mean one or more pharmaceutical products initially developed by BII and containing Omega Interferon (which is described more fully in Appendix A) and for use in the Field including new formulations, if any, developed by BII or BMI after the Effective Date.

1.7                               Manufacturing Process shall mean:

(a)                                  any process for manufacturing Licensed Product which is covered in whole or in part by any claim contained in the Patent Rights or by Manufacturing Know-How;

(b)                                  any information or description of any process for manufacturing the Licensed Product contained in a Drug Master File or similar document; or

(c)                                  any modification or improvement thereto suggested, developed or introduced by BII, BMI or Affiliates thereof during the course of either development or commercialisation of the Licensed Product, provided, however, that any modifications by BMI necessary to permit administration of Omega Interferon by other than subcutaneous injection shall not necessarily become a part of the Manufacturing Process as defined herein but shall be the subject of good faith negotiations between BII and BMI.

1.8                               Net Sales shall mean the actual gross amount invoiced by BMI, or by its Affiliates or Sublicensees as the case may be, for sales of the Licensed Product in the Territory to a third party during a calendar year after deduction of:

(a)                                  direct transportation charges, including insurance therefor;

(b)                                  any sales, use, value-added taxes, excise taxes and/or other similar duties or allowances based on the selling price of the Licensed Product which become due and are paid by BMI or paid by its Affiliates or Sublicensees as a consequence of such sales;

(c)                                  trade, quantity or cash discounts or rebates actually allowed or taken to the extent customary in the trade, including (without limitation) governmental rebates; and

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(d)           allowances or credits, including but not limited to, allowances or credits to customers on account of rejection or return of the Licensed Product.

The sale or transfer by BMI to an Affiliate or Sublicensee for ultimate re-sale by such Affiliate or Sublicensee shall not be considered a sale by BMI for the purpose of this provision. (However, the actual resale by such Affiliate or Sublicensee shall be a sale for purposes of calculating Net Sales.)

Any transfers or dispositions of Licensed Product by BMI or its Affiliate(s) or its Sublicensee(s) solely for pre-clinical, clinical, regulatory, or governmental purposes, whether prior to or after a marketing approval may be granted in any country, shall not be considered a sale by BMI for the purposes of this provision.

1.9          Patent Rights shall mean all of the following intellectual property of BII:

(a)           the patents and patent applications listed in Appendix B;

(b)           the patents issued from the applications listed in Appendix B and from divisionals and continuations of these applications;

(c)           any reissue or extension of patents in Appendix B; and

(d)           any improvement patent dominated by the claims of the Patent Rights.

1.10        Phase II shall mean

(a)           those clinical studies performed in patients rather than normal volunteers; and

(b)           utilizing drug supplies manufactured by the BII’s Affiliate Bender + Co., GmbH and/or BII’s Affiliate Boehringer Ingelheim Pharma KG.

1.11        Phase III shall mean

(a)           those clinical studies performed in patients rather than normal volunteers where the purpose of said studies is specifically to obtain clinical data in support of registration and subsequent commercialisation; and

(b)           utilizing drug supplies manufactured by BII’s Affiliate Boehringer Ingelheim Pharma KG.

1.12        R&D Agreement shall mean an agreement between BMI and Boehringer Ingelheim Pharma KG of even date with the Agreement for the manufacture of Licensed Product.

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1.13        Settlement Agreement between BII and Genentech shall mean the agreement between BII and the United States corporation Genentech, Inc. dated [*] (the Settlement Agreement).

1.14        Sublicensee shall mean a person or legal entity to which BMI grants a sublicense of some or all of the rights granted to BMI under Section 2.1.

1.15        Territory  The territory (“Territory) shall be worldwide with the exception of the United States of America. Asia (“Asia”) shall mean those countries of the Territory shown in Appendix C. The European Union (“European Union”) shall be those countries of the Territory officially recognised as members by the European Parliament as of the Effective Date. In addition, BMI territorial rights as described in the Agreement shall not be abridged because of a change in the official country name or a change in geographic boundaries.

2.             GRANT

2.1          Grant.  Subject to the terms and conditions of the Agreement, BII hereby grants to BMI, and BMI hereby accepts from BII, under the Patent Rights and Non-Manufacturing Know-How an exclusive royalty-bearing right and license (the “License”), even as to BII, to use, develop, market, and sell Licensed Product in the Territory for uses within the Field and to use the Manufacturing Know-How to the extent necessary to develop, register and commercialise Licensed Product under the Agreement. BMI shall have no rights to use the Manufacturing Know-How to manufacture Licensed Product or to have it manufactured except by BII or by a BII Affiliate, as provided herein and in the R&D Agreement, or unless otherwise approved by BII.

2.2          Sublicense.  BII also grants to BMI the right to sublicense Licensed Product as provided for in this and in other Sections of the Agreement.

2.3          BII Obligations for the United States.  BII will utilise its best reasonable efforts pursuant to Clause 11.3 to grant BMI a sublicense under the Settlement Agreement.

3.             DUE DILIGENCE BY BMI

3.1          Development Planning.  Prior to initiating clinical testing with the Licensed Product, BMI has provided BII a copy of the first clinical protocol for a Phase II clinical trial for the indication of treating viral hepatitis. Such protocol is attached to this Agreement as Appendix D. Both BII and BMI acknowledge that such protocol is subject to regulatory approval and to agreement with clinical investigators.

Prior to initiating additional clinical trials for viral hepatitis or clinical testing for any other indication, BMI will also provide to BII a suitably detailed protocol or protocol outline for any other said clinical trial. BII will have the right but not the obligation to provide comments on each protocol or protocol outline to BMI. BMI may, at BMI’s discretion, modify any protocol in response to the comments or suggestions made by BII.

3.2          Exercise of Diligence.  BMI agrees to exercise due diligence, consistent with good business judgment, to develop Licensed Product in the Territory, in particular in the

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European Union and in Japan. In this regard, BMI shall use its good faith efforts to further develop, obtain regulatory approvals and commercialise the Licensed Product in the Territory. It is understood, however, that not all of the countries in the Territory outside the European Union and Japan will necessarily be subject to initial development or commercialisation.

BMI shall bear the responsibility for ensuring regulatory compliance, development, and commercialisation when such activities are undertaken by BMI, BMI’s Affiliates or Sublicensees.

3.3          Commercialisation Plans in Certain Countries.  Within twelve (12) months after the first filing for marketing approval of Licensed Product for the European Union or Japan, whichever is earlier, BMI must disclose in writing to BII its plans to develop, register and commercialise Licensed Product in countries outside the European Union and Japan. Within sixty (60) days after receipt of said plans by BII, BMI and BII agree to discuss said plans and to discuss in good faith any reasonable modification thereof.

3.4          Potential Abandonment of Rights by BMI.  In the event that registration and commercialisation of Licensed Product under Section 3.2 is not consistent with good business judgment in any country of the Territory, then such country shall be deleted from the Territory and BII shall be entitled to make use in such country of any data generated by BMI under such terms as are agreed by BII and BMI taking into account the costs incurred by BMI generating such data and the sales potential in such country.

3.5          Periodic Reporting.  BMI will provide periodic reports to BII during the course of development in sufficient detail for BII to assess whether BMI is in compliance with the diligence obligations in Section 3.2. BII may make reasonable requests for additional information and BMI will make reasonable efforts to comply with said requests for additional information consistent with good business judgment.

3.6          Need for Approval of Regulatory Authorities.  BII acknowledges that approval by regulatory authorities may be necessary prior to the commencement of any clinical development activities by BMI or BMI Sublicensees. No guarantee can be provided that such regulatory approval will be obtained. Accordingly, while development plans, protocols, protocol outlines, and the like will be provided in good faith to BII by BMI, such plans or proposals must be viewed as tentative and subject to regulatory approval.

4.             SUBLICENSING

4.1          Characteristics of Potential Sublicensees.  In granting a sublicense, BMI agrees to consider whether past or present activities by the potential Sublicensee would substantially prejudice the relationship of either BMI or BII with recognised health authorities in the United States, Europe, or Japan and to determine whether the potential Sublicensee is engaged in substantive litigation involving BII.

4.2          BMI Duty to Inform.  If BMI intends to grant a sublicense, BMI must inform BII in writing as soon as commercial terms have been substantively agreed but in any event at least thirty (30) days in advance of the granting of each sublicense in order that BMI can consider possible objections by BII under Section 4.1.

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5.             BII REVIEW RIGHTS AND TERRITORIAL REVERSION RIGHTS

5.1          BII Clinical Data Review Rights.  Within thirty (30) days of the availability within or to BMI of a clinical trial report for any completed trial, BMI shall provide a copy of the report to BII.

5.2          BII Reversion Rights

5.2.1       Interests of the parties.  BII has a possible interest in the reversion of some or all of the rights granted under this Agreement in the event BMI can demonstrate to BII’s satisfaction clinical benefits of Licensed Product. BMI has a possible interest in granting a sublicense in Asia before such clinical benefits have been demonstrated.

5.2.2       For [*].  Notwithstanding Section 5.2.3, BII agrees that BMI shall be free to conclude a sublicensing agreement with a third party for [*] and/or other countries [*] at any time after the Effective Date and on any terms acceptable to BMI provided, however, that such terms must also be in compliance with the terms of the Agreement.

In the event, BMI sends to a prospective [*] Sublicensee any preclinical or clinical data concerning Licensed Product that did not originate from or within BII or a BII Affiliate (“New Data”), then BMI will send such New Data to BII on or before the date such New Data is sent to such prospective Sublicensee and BII shall have the opportunity to negotiate for the reversion of the rights granted under this Agreement.

5.2.3       Rights of First Refusal.  Within thirty (30) days after receiving from BMI the final clinical trial report for the clinical study described in Appendix D, BII shall inform BMI in writing whether it wishes to negotiate the reversion of some or all of the rights granted to BMI under this Agreement in the countries of the Territory except for countries where BMI has granted a Sublicense under Clause 5.2.2. If BII does so wish, then both BMI and BII agree to negotiate in good faith for no more than an additional sixty (60) days the potential terms of such reversion (“Reversion Terms”). Until the expiration of this sixty (60) day period, BMI may not conclude a Sublicense agreement with any third party except for countries in Asia pursuant to Section 3.2.

In the event that BMI rejects said Reversion Terms, then BMI shall be free thereafter to conclude one or more new sublicensing agreements with a third party for any country provided that the sublicense terms agreed with the third party for any such country must be on terms no more favorable to the third party than were the Reversion Terms previously offered by BII to BMI.

If both BII and BMI agree to Reversion Terms, however, then BII and BMI shall conclude a new agreement embodying said Reversion Terms as soon as practicable. Due diligence by BII will be determined by the terms of the new agreement embodying said Reversion Terms.

BII may decline, however, to review such clinical trial report. If BII declines, then BII waives its rights under this Section 5.2.3.

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5.3          One-Time Rights.  Both BII and BMI agree that the reversion rights described in this Section 5 shall be “one-time” rights only and shall expire following the earliest of the following independent and mutually exclusive events:

(a)           the decision by BII to decline to review the report regarding the clinical study of Appendix D; or

(b)           the end of the thirty(30)-day review period referred to in Section 5.2.3 but then if, and only if, BII has not yet informed BMI in writing of BII’s wish to negotiate Reversion Terms; or

(c)           the end of sixty-day negotiation period referred to in Section 5.2.3 but then if, and only if, BII and BMI have not yet agreed on said Reversion Terms.

6.             DATA

6.1          Preclinical and Clinical Data, Non-Manufacturing Know-How.  BII shall make available to BMI, in English where available in English, and in German where unavailable in English, Non-Manufacturing Know-How, any and all preclinical and clinical data, or other data or information generated by BII or its Affiliate(s) from preclinical or clinical research with regard to the development of the Licensed Product.

BII shall deliver to BMI such Non-Manufacturing Know-How, data, information or documents reasonably requested by BMI from time to time during the term of the Agreement. Such delivery will occur within sixty (60) days of such request by BMI.

BMI acknowledges, however, that BII shall be obliged to make available only those data or documents already in the possession of BII or an Affiliate as of the Effective Date or which come into the possession of BII or an Affiliate as a result of BII’s own development activities or those of said BII Affiliate.

6.2          Additional Reports

In addition to reports provided by BMI pursuant to Section 3.5, BMI shall during the term of the Agreement provide BII with such written reports and analyses as BII shall reasonably request regarding the development, regulatory approval and/or commercialisation of Licensed Product. BI acknowledges, however, that BMI shall be obliged to make available only those data or documents already in the possession of BMI or a BMI Affiliate or Sublicensee.

7.             MANUFACTURING: PHASE II

7.1          Responsibility for Phase II Manufacturing.  Bender + Co. GmbH (an Affiliate of BII located in Vienna, Austria) will be responsible for manufacturing Licensed Product for the Phase II clinical trial described in Appendix D and possibly for additional Phase II clinical trials. Such manufacturing will be performed according to the currently established Manufacturing Process. Bender + Co. will manufacture Licensed Product exclusively for BMI in the Territory.

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7.2          Manufacturing Standards for Phase II Manufacturing.  Manufacturing of Licensed Product for the Phase II clinical trial described in Appendix D will be performed according to manufacturing standards set by the currently applicable regulations, directives, or decisions of the European Union (as now published in the Official Journal of the European Community or its successor publication).

7.3          Supplies for Phase II Clinical Trial described in Appendix D.  Utilising the services of BII’s Affiliate Bender + Co. GmbH, BII shall, upon BMI’s reasonable request, deliver to BMI (and otherwise free of charge to BMI) [*] of Licensed Product and [*] of placebo. The Licensed Product shall be [*] in bulk unlabelled [*], without final packaging, having undergone successful release testing, ex works.  Each [*] shall contain a withdrawable amount of [*] of Omega Interferon in addition to the standard excipients. The placebo [*] will be identical except that there shall be no Omega Interferon contained therein.

Temporary storage of undelivered [*] for up to [*] months will be provided for BMI as reasonably required by BMI, also without additional charge. Costs for labeling, final packaging, insurance, and shipping, however, will be the responsibility of BMI. The shelf life, or time until expiry, of such [*] will be sufficient to permit reasonable completion of the clinical trial described in Appendix D.

These supplies will be available for delivery at a time reasonably agreed by both BII (or its Affiliate, as appropriate) and BMI.

7.4          Additional Phase II Clinical Supplies.  While it is understood that BMI intends to perform the study described in Appendix D, additional studies may be required in one or more indications before Phase III studies can commence. BII, again through its Affiliate Bender + Co. GmbH, agrees to supply to BMI at mutually agreed intervals additional [*] of Licensed Product or matching placebo. The actual supply price for up to [*] manufactured by Bender and Co. will be:

Quantity* (µg/[*])	0 (Placebo)	[*]	[*]	[*]
Price** DM/[*]	[*]	[*]	[*]	[*]

* The Quantity (μg/[*]) will be such that the withdrawable quantity of drug per [*] will be at least [*] µg.

** The price shown in DM will be converted to Euro at such time as the Euro replaces the DM.

7.5          Cooperation During Manufacturing.  It is understood by both BII and BMI that manufacturing activities require time and appropriate planning and that, therefore, reasonable requests with regard to timing, the number of [*], and the quantity per [*] will be essential. BMI specifically acknowledges this need for reasonableness. Similarly, BII acknowledges that good faith efforts are essential in promoting efficient development and commercialisation. BII agrees to obligate its Affiliate to cooperate with BMI in managing all aspects of the Manufacturing Process.  Such cooperation will be based on the principles of good faith negotiations and reasonableness in all matters.

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8.             MANUFACTURING: PHASE III AND COMMERCIAL SUPPLY

8.1          Responsibility for Phase Ill Manufacturing and for Commercial Supply.  BMI shall be responsible for supply of Licensed Product in support of Phase III clinical testing and subsequent commercialisation. For this purpose, BMI has concluded the R & D Agreement with BI Pharma KG, which addresses the basic issues of an intended supply agreement.

8.2          Price for Commercial Supplies/Minimum Order.  BMI shall purchase its requirements of Licensed Product at a price which will be the higher of

(i)            a percentage of the [*] by BMI, BMI’s Affiliate or Sublicensee in the Territory as laid down in Art. 9 below; or

(ii)           the floor price per [*] according to Section 8.3 below.  The minimum quantity per order will be [*].

8.3          Floor Price.  Notwithstanding the above Section 8.2, under no circumstances will BII be obliged to sell commercial quantities of Licensed Product at a price below the following prices in Deutsche Mark per [*] dependent on the number of [*] ordered and bought and the withdrawable quantity of drug per [*]:

Quantity (µg/[*])
	[*]	[*]	[*]
[*] ordered
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

The above floor prices per [*] shall remain valid for a period up until [*] years after first introduction of Licensed Product in the Territory. BII will be entitled to increase the floor prices to apply after such period in the event BII’s manufacturing costs specific to Licensed Product increase by more than [*] between the date of first supply under this Section 8 and the end of such period. Such increase in floor price will be equal to the [*] in BII’s manufacturing costs specific to Licensed Product from the date of first supply to the end of such period. BMI shall be entitled to have such increase verified by an independent accountant according to international generally accepted accounting principles.

8.4          Payment Schedule and Cost Verification.  BMI will pay to BII within 30 days of delivery of each batch of Licensed Product the floor price as defined in Section 8.3 above. In the event such price is calculated according to Section 8.3 i) above (based on BII’s manufacturing cost), BII will at the request of BMI permit an independent accountant to verify such manufacturing costs according to generally accepted good accounting practices.

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8.5          Supply Agreement and Duration.  Approximately one (1) year prior to launch of Licensed Product BMI and BII or a BII Affiliate will conclude a detailed supply agreement based on the terms of the above Sections 8.1 to 8.4.

8.6          Payments for Supply in Deutsche Mark.  Payment for supplies of Licensed Product will be in Deutsche Mark or Euro at such time as the Euro replaces the Deutsche Mark. Any currency conversions shall be made using the average quarterly exchange rates published regularly by Citibank, New York, or its successor. The average will be calculated by summing the exchange rates for the final business day of each of the three (3) months in the applicable calendar quarter and dividing by three (3). All currency conversions will be calculated to an accuracy of three (3) digits after the decimal point.

9.             PAYMENTS/ROYALTIES AND RELATED MATTERS.

9.1          All Payments.  All payments under the following Sections 9.2 and 9.3 shall be made in United States (U.S.) dollars ($.)

9.2          Initial Fee.  Within thirty (30) days of signing the Agreement, BMI shall pay to BII the sum of [*]. This sum shall include payment to BII for the drug supplies for the first Phase II clinical trial as described in Section 7.3.

9.3          Milestones.  BMI shall pay to BII each of the following sums within forty-five (45) days of:

(a)           filing an application to the health authorities for marketing approval:

Location	Amount ($ U.S.)
European Union*	[*]
Japan	[*]

* to be adjusted pro rata on the basis of population in the event of national filing(s)

(b)           receiving the first approval for marketing from the health authorities in:

Location	Amount ($ U.S.)
European Union*	[*]
Japan	[*]

* to be adjusted pro rata on the basis of population in the event of national approval(s)

No milestone payments will be due in the event of filing a marketing application or for the receipt of a regulatory approval elsewhere in the Territory. The milestone amounts identified in a) and b) above shall be payable to BII after the occurrence of the stated event(s) regardless of whether BMI has signed a sublicensing agreement for the country in question.

9.4          Royalty Payments.  BMI shall pay to BII royalties on aggregate Net Sales by BMI, BMI’s Affiliate or Sublicensee in the Territory as follows:

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Net Sales ($ millions U.S.)	Royalty Rate (%)
[*]	[*]
[*]	[*]
[*]	[*]

Such royalty shall be payable until the last to expire of the Patent Rights in each country or for a period of [*] years from the date of market introduction of Licensed Product in such country, whichever period is longer.

9.5          When Royalty Payments Are Not Due and Limitations Thereon.  Notwithstanding the foregoing provisions of Section 9.4, royalty payments shall not be due to BII for the sale of any [*] of Licensed Product purchased and paid for by BMI under the R & D Agreement:

(a)           manufactured, of necessity, as a condition of obtaining regulatory approval to market Licensed Product (so-called “Qualifying Batches”); and

(b)           not used in clinical testing.

In no event, however, will the total number of royalty-free [*] exceed one and one-half (1.5) times the number of [*] in any one standard, commercial-sized batch manufactured at any time after the manufacture of the Qualifying Batches.

It is currently anticipated that the standard commercial-sized batch will be [*]. Therefore, it is anticipated that the maximal number of royalty-free [*] may not exceed [*] in number.

9.6          Not Due Royalty Payments on Supplies for Clinical Trials.  In addition, royalty payments shall not be due on supplies manufactured to support clinical trials by BMI or by BMI Affiliates or Sublicensees including Phase IV clinical trials carried out after market introduction. The Floor Price per [*] will be due to BII in lieu of the payments described in Section 9.5 for all of Licensed Product used in clinical trials.

9.7          Other Payments for Sales Within the United States.  In the event, BII grants BMI a sublicense in the United States, BMI will pay BII the following:

(a)           any royalty or other payment due according to the terms of Sections 8.2, 8.3, 9.4, 9.5, and 9.6 of the Agreement; and

(b)           plus [*] of any similarly calculated compensation, royalty or other similar payment due from BII to Genentech, Inc., if any, and according to the terms of the Bll-Genentech Settlement Agreement (“Supplemental U.S. Royalty”). Because the current royalty rate due to Genentech, Inc. from BII is now [*] of Net Sales, the Supplemental U.S. Royalty would be [*] of Net Sales, provided, however, that the payment by BMI to BII in any calendar year shall be no less than the compensation due from BII to Genentech.

[  * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.8          Sales Reporting.  BMI will oblige any party marketing Licensed Product in the Territory to deliver to BII periodic financial reports. These reports will be consistent with generally accepted accounting principles and in a format consistent with BII’s internal accounting policies. The reports will be delivered to BII within sixty (60) days after the close of each calendar quarter and will show separately for each Licensed Product:

(a)           gross sales, categorised by units sold and by total revenue;

(b)           Net Sales, detailing the deductions allowed under Section 1.8;

(c)           details of the quantities sold in each country;

(d)           royalties or other like compensation due pursuant to the Agreement; and

(e)           the respective Floor Price already paid for the [*] bought from BII or its Affiliates.

BII agrees to make available sufficient information regarding its internal accounting policies to facilitate preparation of the required reports.

9.9          Timelines of Payments.  Concurrently with the making of any such financial reports as described above (i. e. within sixty (60) days of the end of such calendar quarter), BMI shall pay the amount of royalties due on Net Sales during the preceding calendar quarter. BMI shall be allowed to deduct all payments already made in the respective quarter for the supply of Licensed Product according to Section 8.3 above.

If BMI shall fail to make said payment when due, such party shall have an additional five (5) business days from the date such payment was due to cure such non-payment.

9.10        Financial Records and Verification.  BMI, or its Affiliates or Sublicensees as appropriate (each a “Selling Party” for purposes of this Section), shall keep sufficiently complete and accurate records

a)             to properly reflect all gross sales and deductions from Net Sales; and

b)             to enable the amounts payable hereunder to be determined.

Upon the written request of BII, the Selling Party shall permit an independent certified public accounting firm to verify the accuracy of reports and amounts paid to BII. This process of verification may apply to either or both of the two most recent fiscal years of the Selling Party. The accounting firm will be selected by BII, will be of international standing, and will be otherwise reasonably acceptable to the Selling Party. The activities of the accounting firm will be paid for solely by BII except as provided below.

Representatives of the accounting firm will be permitted to have reasonable access, for reasonable periods of time, to certain financial records of the Selling Party. Such access will be limited to that reasonably necessary for the accounting firm to verify the appropriateness of the payments made previously to BII. The accounting firm shall disclose in writing all information

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gathered to the Selling Party. In the form of a written report, the accounting firm shall disclose to BII only whether or not payments made to BII were reasonably correct and the specific details concerning any purported discrepancies. No other information shall be shared with BII. The accounting firm will provide its report simultaneously to BII and to BMI and to the BMI Affiliate or Sublicensee as appropriate.

If, and only if, the accounting firm concludes that additional royalties or other compensation are definitely owed for the audited period, and the additional amount owed exceeds, in aggregate, five percent (5%) of amount actually paid, then the Selling Party shall take additional actions to remedy this underpayment. BMI will then:

(a)                                  pay all reasonable costs associated with the audit that demonstrated the underpayment (or repay BII for said audit costs, as appropriate);

(b)                                  pay the underpaid amount within thirty (30) days of the date the accounting firm delivered the report to BII and BMI; and

(c)                                  pay interest on the underpaid amount only  (The interest rate will be the average prime rate of interest calculated from end-of-quarter data reported by the Deutsche Bank, Frankfurt am Main, utilising data from all quarters since the end of the audited period.)

Should, however, the accounting firm conclude that the Selling Party has overpaid royalties or other compensation to BII, then BII shall credit any such overpayment to BMI (or otherwise to a Selling Party as appropriate). This credit will be applied during the next complete calendar quarter for which payments are due to BII.

9.11                        Taxes.  BMI shall be entitled to deduct any withholding taxes from the payments due under this Agreement. BMI will then pay the withheld amount to the proper tax authorities as required by the laws of the country in the Territory applicable at the date of payment. BMI shall use reasonable best efforts to ensure that any withholding taxes imposed and paid are reduced or eliminated as far as possible under the terms of the current or any future “double-taxation” agreement between the United States of America and Germany.

10.                               INTELLECTUAL PROPERTY MATTERS.

10.1                        Maintenance

(a)                                  BII shall, subject to good business judgment, at its sole cost and expense maintain the Patent Rights in Appendix A.

(b)                                  If BII shall elect not to maintain Patent Rights in any country within the Territory, BMI shall have the right to assume, at BMI’s sole cost and expense, the maintenance of any such Patent Rights and BMI shall be entitled to deduct its expenses in maintaining such Patent Rights from any milestone or other payments to BII for sales of Licensed Product in said country.

(c)                                  Maintenance shall include the continuing effort, on the basis of good business judgment, to obtain issued patents where patent applications are now pending.

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(d)                                  BI will provide BMI with annual reports regarding the status and maintenance of Patent Rights and probable or actual changes thereto.

10.2                        Patent Term Extension or Equivalent.

(a)                                  In the event an extension of a patent is available, BII shall have the right to designate the patent or patents for which such extension will be applied.

(b)                                  If BII shall elect not to extend Patent Rights in any country within the Territory, BMI shall have the right to extend, at BMI’s sole cost and expense, any Patent Rights not otherwise extended by BII and BMI shall be entitled to deduct such costs and expenses from any milestone or royalty payments due to BII by BMI, its Affiliates or Sublicensees for sales of Licensed Product in said country.

10.3                        Notification Regarding Infringement.  Each of the Parties shall notify the other promptly in the event that it becomes aware of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.

10.4                        Litigation.

(a)                                  BII agrees, subject to good business judgment, to prosecute and/or defend Patent Rights against challenge or infringement by any third party or parties.

(b)                                  In the event that BII shall elect not to defend Patent Rights against challenge or infringement, BMI, its Affiliates or Sublicensees, may prosecute and/or defend any infringement and/or challenge to the Patent Rights.

(c)                                  In any infringement suit BMI, its Affiliates or Sublicensees may institute to enforce the Patent Rights pursuant to the Agreement, or in any suit brought by a third party in which BMI, its Affiliates or Sublicensees is defending the Patent Rights, BII shall cooperate in all reasonable respects and, to the extent practicable, have its employees and, if practicable, former employees, testify when requested. BII will also make available relevant records, papers, information, samples, specimens and the like. BII will obligate its own Affiliates to cooperate in a similar manner.

(d)                                  If, as a result of any such suit, the Patent Rights are held in any country to be not enforceable or invalid pursuant to a judgment rendered by a court of final determination and not subject to appeal, then, from and after the date of the filing of the action which resulted in such judgment, the royalties or other payments computed on the basis of Net Sales in that country, and payable pursuant to the Agreement hereunder, shall be reduced by fifty percent (50%). Notwithstanding the possible reduction of fifty percent, however, the royalties or ether payments are still subject to the Floor Price of Section 8.3.

10.5                        Payments and Patent Litigation.  If BMI, its Affiliates or Sublicensees, shall undertake the enforcement or defense by litigation of the Patent Rights in any country in the Territory, any royalties or other payments due to BII on Net Sales in such country may be withheld. Such withholding may be applied only toward the reimbursement of expenses, including attorney’s fees, related to said litigation. Such withholding shall not, however, exceed

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fifty percent (50%) of the amount that would otherwise have been due to BII. If such withheld sums are specifically recovered, however, from an offending third party, then the recovered sum will be remitted to BII. The remission will occur within sixty days of the recovery. No interest shall be paid on the sums withheld. Notwithstanding the foregoing in this Section 10.5, however, the royalties or other payments are still subject to the Floor Price of Section 8.3.

10.6                        Other Intellectual Property.  Trademarks, service marks, and tradenames, or any applications pertaining thereto, as shall be selected, chosen, created or developed by BMI, its Affiliates or Sublicensees, pursuant to any effort to develop and commercialise the Licensed Product shall be the exclusive property of BMI, its Affiliates or Sublicensees, as appropriate.

10.7                        Improvements to the Manufacturing Process.  Any improvements to the Manufacturing Process proposed by BMI, paid for by BMI, whether in whole or in part, and implemented by BII or a BII Affiliate to manufacture Licensed Product shall be licensed exclusively but for BII or its Affiliates or Licensees to BMI for the duration of this Agreement. However, such improvements may not be utilised to manufacture any other product containing Omega Interferon without the written consent of BMI.

11.                               REPRESENTATIONS AND WARRANTIES.

11.1                        Freedom to Execute Agreement. Each of BII and BMI represent and warrant to the other party that:

(a)                                  it is free to enter into the Agreement and has the full right and authority to do so;

(b)                                  it has taken all corporate action necessary to authorise the execution and delivery of the Agreement and the performance of its obligations under the Agreement;

(c)                                  it is not aware of any impediment that would inhibit its ability to perform in all material respects its obligations under the Agreement; and

(d)                                  the execution, delivery and performance of the Agreement will not violate any provision of, conflict with or result in any breach of any of the terms of, or constitute a default under either party’s respective certificate of incorporation, by-laws, or any material indenture, lease, any other agreement (including specifically the Settlement Agreement) or other material instrument to which it is a party, or any decree, judgment or order applicable to such party or any law, statute, rule or regulation applicable to such party.

11.2                        Patent Rights.  BII hereby represents and warrants to BMI that:

(a)                                  it is the legal assignee of the Patent Rights covered by the Agreement;

(b)                                  it has the full legal power to convey the rights granted to BMI in the Agreement;

(c)                                  it has no knowledge of any facts which would rebut the presumption of validity accorded any issued patents within the Patent Rights;

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(d)                                  it has disclosed to the United States Patent and Trademark Office, or to other similar offices in other countries, all information “material to patentability,” as such is defined in 37 C.F.R. §1.56;

(e)                                  it has no knowledge of any adverse claims to the Patent Rights;

(f)                                    all patent applications included in the Patent Rights are pending and have not been abandoned and are enforceable as of the Effective Date pursuant to a valid assignment;

(g)                                 to its best knowledge and belief, as of the Effective Date, there is no asserted or unasserted claim or demand which may be enforced against any of the Patent Rights;

(h)                                 to its best knowledge and belief, on the Effective Date the practice of any processes and/or products disclosed in the Patent Rights do not infringe upon any third party patents; and, in addition, that

(i)                                    BII has not entered into any agreement with any other party which is in conflict with the rights granted to BMI pursuant to the Agreement.

11.3                        Genentech, Inc.  BII further hereby represents that it will work diligently and in good faith with BMI in a continuing effort to reduce, relieve, or (if possible) eliminate the [*] regarding [*] of Licensed Product in the United States as set by the Settlement Agreement. If BII concludes that such good faith efforts have failed or are not likely to succeed, BII and BMI agree to discuss possible alternatives, and to implement at the sole risk of BMI any mutually agreeable alternative, that will:

(a)                                  permit BII to keep its prior binding commitments to Genentech, Inc.; and

(b)                                  notwithstanding (a), will nonetheless permit the timely [*] by BMI or its Affiliates or Sublicensees, of the Licensed Product in the United States.

11.4                        BII Affiliate(s).  BII represents and warrants that it will contractually obligate its Affiliate(s) to adhere substantially to the terms of the Agreement regarding any responsibilities transferred by BII to said Affiliate pursuant to the Agreement, if any. BII further warrants and represents that it will indemnify BMI against financial losses, direct or indirect, incurred by BMI because of breach of any contractual obligations of any BII Affiliate to BMI or because of gross negligence by a BII Affiliate with regard to its duties to BMI within the limitations in the R&D Agreement and subsequent supply agreements.

11.5                        BMI Sublicensee(s).  BMI represents and warrants that it will contractually obligate its Affiliate(s) and Sublicensee(s) to adhere substantially to the terms of the Agreement regarding any responsibilities transferred by BMI to said Affiliate(s) or Sublicensee(s) pursuant to the Agreement. BMI further warrants and represents that it will indemnify BII against financial losses, direct or indirect, incurred by BII because of breach of any contractual obligations of BMI to BII or because of gross negligence by a BMI Affiliate or sublicensee with regard to duties to BII BMI has transferred to its Affiliate or sublicensee.

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12.                               ASSIGNMENT, CHANGE IN CONTROL

12.1                        Ability of BMI to Assign Agreement.  The Agreement shall be assignable by BMI with the prior written consent of BII, which consent shall not be unreasonably withheld.

12.2                        Waiver of Consent.  BII agrees to waive its rights to withhold consent for assignment by BMI if a sublicense has been granted for each country and only in such country or if the Licensed Product has been approved for marketing (whether or not Licensed Product has actually been sold) in the European Union or Japan.

12.3                        Change in Control.  A change in control in BMI (as evidenced by the acquisition by one person or entity of more than fifty percent {50%} of voting stock), except for that occasioned by the bankruptcy of BMI, shall not affect the right of BMI to assign the Agreement. BMI agrees, however, to inform BII promptly upon any such change in control. In addition, acquisition of voting control of BMI by any or all of current BMI shareowners shall not, for purposes of the Agreement, constitute a change in control.

13.                               TERM AND TERMINATION

13.1                        Duration of Agreement.  Except as otherwise specifically provided herein, or unless sooner terminated pursuant to other provisions within the Agreement, the Agreement and the licenses and rights granted to BMI hereunder shall remain in full force and effect for as long royalties are payable on sales in any country of the Territory pursuant to Section 9.4.

13.2                        Paid-Up License.  Following expiration of the Agreement pursuant to Section 13.1 hereof, BMI and/or its Sublicensee(s) as applicable, shall have a perpetual, fully paid up non-exclusive license under the rights granted.

13.3                        Termination Because of Unremedied Breach.  Either BII or BMI shall have the right to terminate the Agreement with thirty (30) days’ notice in written form to BMI or BII, respectively, in the event that:

(a)                                  BMI or BII, respectively, fails to remedy any material failure to fulfill its obligations under the Agreement; or

(b)                                  a material breach of the terms or conditions hereof is not cured within sixty (60) days after receipt of notice in written form specifying the circumstances giving rise to failure or breach.

13.4                        Termination Because of Insolvency.  Either BII or BMI may terminate the Agreement with immediate effect by notice in written form in the event that BMI or BII, respectively, becomes insolvent, is declared bankrupt or adopts a plan of liquidation and dissolution.

13.5                        Court-Awarded Damages.  Any court-awarded damages granted to BMI arising from material breach or bankruptcy, respectively, may be deducted from milestone, royalty, or other like payments which may be subsequently due to BII, respectively.

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13.6                        Continuation of Obligations.  Upon termination of the Agreement pursuant to provisions contained herein, nothing herein shall be construed to release either BII or BMI from any obligation that matured prior to the termination.

13.7                        Duties of BMI After Breach.  Upon termination of the Agreement by BII pursuant to Section 13.3 herein, BMI will transfer or have transferred to BII any approvals for clinical trials or sale of Licensed Product granted to and/or owned by BMI or its Affiliates or Sublicensees and will do so free of charge to BII. BII may use such authorisations freely in its sole discretion.

13.8                        Duties of BMI After Bankruptcy.  Upon termination of the Agreement by BII pursuant to Section 13.4 herein, BMI will transfer or have transferred to BII any authorisations for clinical trials or sale of Licensed Product granted to and/or owned by BMI or by its Affiliates, but not by its Sublicensees, upon payment to BMI by BII of an amount representing the fair market value of the assets to be transferred. Following such transfer, BII may use such authorisations freely in its sole discretion.

14.                               CONFIDENTIALITY

14.1                        Transmittal of Information.  Any information which is transmitted by one party to the other party in connection with the entering into or the performance of the Agreement, shall be kept confidential by the receiving party and its Affiliates and/or Sublicensees prior to the expiration or termination of the Agreement and for a period of five (5) years thereafter its expiration. The foregoing obligation shall not apply to:

(a)                                  any information which at the time of disclosure or acquisition is part of the public knowledge or literature, or thereafter becomes part of the public knowledge or literature otherwise than by unauthorised disclosure by the recipient;

(b)                                  any disclosure of information to the United States Food and Drug Administration (“FDA”) or other similar governmental authority for the purpose of complying with regulatory requirements regarding Licensed Product;

(c)                                  any information which at the time of disclosure or acquisition was in the recipient’s possession as evidenced by its written records;

(d)                                  any information which became available to the recipient from another source not bound to secrecy to the disclosing party with respect to such information;

(e)                                  disclosure by the recipient to third parties under provisions of confidentiality similar to those contained in the Agreement for the purposes of development or marketing of the Licensed Product or financing thereof; and

(f)                                    any disclosure of information required by law; provided; however, that BII shall have the right to review any press releases relating to the Agreement prior to dissemination by BMI.

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14.2                        Approval of Public Disclosure.  Notwithstanding the provisions of Section 14.1 herein, in the event that either BII or BMI, its Affiliates and/or Sublicensees, shall determine that it wishes to disclose publicly any information regarding the Agreement, such party shall present to BMI or BII, as appropriate, a written request for such disclosure. The recipient of the request to permit disclosure shall have a period often (10) calendar days to approve the requested disclosure. The requested approval shall not be unreasonably withheld.

14.3                        Acknowledgment of Private Disclosure.  Notwithstanding the provisions of Sections 14.1 and 14.2 herein, BMI may disclose to a third party or parties confidential or nonconfidential information regarding the Licensed Product or the Agreement in the pursuit of commercialisation of the Licensed Product.

15.                               COMMUNICATIONS

15.1                        Instructions for Communications.  Any payment, notice or other communication pursuant to the Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified or registered first class mail, postage prepaid, or by recognised public courier (for example,  “Federal Express”) addressed to it at its address below or as it shall otherwise subsequently designate by written notice:

In the case of BII:

Boehringer Ingelheim International GmbH

D-55216 Ingelheim/Rhein, Germany

Attention: Corporate Licensing

with a copy to: Legal Department

In the case of BMI:

BioMedicines, Inc.

909 Marina Village Parkway #583

Alameda, CA 94501

with a copy to: Legal Department

16.                               MISCELLANEOUS PROVISIONS

16.1                        Governance of Agreement.  The Agreement shall be construed, governed, interpreted and applied in accordance with the laws of Germany, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted; and disputes arising out of the Agreement which cannot be settled between the Parties will be brought before the courts of Germany.

16.2                        Entire Agreement.  Both BII and BMI acknowledge that the Agreement sets forth the entire agreement and understanding of both BII and BMI as to the subject matter hereof. No other previous oral or previous written communications between BII and BMI with respect to the License granted hereunder shall be of any force or effect. In addition, the

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Agreement may be modified only by the execution of a subsequent written amendment approved by both BII and BMI.

16.3                        Severability.  The provisions of the Agreement are severable, and in the event that any provision(s) of the Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

16.4                        Original Agreement and Counterparts.  The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.5                        No Waiver of Rights.  The failure of either BII or BMI to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a subsequent failure to perform any term or condition by BMI or BII, respectively.

16.6                        Section Titles.  The titles or headings of various numbered or unnumbered Sections in the Agreement are for reference only and do not limit or modify the substance of the Agreement in any way.

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IN WITNESS WHEREOF, the BII and BMI have hereunto duly executed the Agreement as of the day and year set forth above.

Boehringer Ingelheim International GmbH

By:	/s/ C. Hauke	/s/ D. A. Mitchard
Name: Dr. C. Hauke	Dr. D. Mitchard
(Authorised Signatories)
28.6.1998

BioMedicines, Inc,

By:	/s/ S. M. Moran
Name:	S. M. Moran, M.D.
Title:	Chief Executive Officer
23 July, 1998

Appendices

A	Structure of Omega Interferon
B	Patents and Patent Applications
C	Countries of Asia
D	Clinical Trial Protocol

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Appendix A

Structure of Omega Interferon

The following figure shows the amino acid sequence of human [*] (underlined).

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Appendix B

Patents and Patent Applications

[*]

The legal status of the patents or patent applications corresponding to [*] in other countries is as follows:

[*]

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Appendix C
Countries of Asia

Afghanistan

Armenia

Azerbaijan

Bahrain

Bangladesh

Belorussia

Brunei

Cambodia

China

Georgia

Hong Kong

India

Indonesia

Iran

Iraq

Israel

Japan

Jordan

Kazakhstan

Kirghizia

Korea (North and South)

Kuwait

Laos

Lebanon

Malaysia

Mongolia

Myanmar

Nepal

Oman

Pakistan

Philippines

Qatar

Russia

Saudi Arabia

Singapore

Sri Lanka

Syria

Tadzhikistan

Taiwan

Thailand

Turkey

Turkmenistan

Ukraine

United Arab Emirates

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Uzbekistan

Viet Nam

Yemen

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Appendix D

Clinical Trial Description

(rest of page blank)

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[*]

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LETTER AMENDMENT TO THE OMEGA INTERFERON LICENSE AGREEMENT

BioMedicines, Inc.

1301 Marina Village Parkway

Suite 200

Alameda, CA  94501

U.S.A.

21 February 2000

Dear Sirs:

Under an Agreement dated July 17, 1998, Boehringer Ingelheim International GmbH (“BII”) has granted BioMedicines, Inc. (“BMI”) certain rights to formulations of Omega Interferon (the “Agreement”) and BMI is commencing clinical trials with one such formulation.  This letter Amendment is to confirm the agreement between BII and BMI to more specifically define the rights granted in relation to new dosage forms and indications.

Therefore, BII and BMI hereby agree as follows:

A.                                    Definitions:  All capitalised items not otherwise defined in this letter Amendment shall have the meaning given to them in the Agreement.

B.                                    Section 1.3 is amended to read as follows:  “1.3 “Field” shall mean the treatment of humans by the administration of Licensed Product for diseases, disorders, conditions and the like except multiple sclerosis.”

C.                                    Section 1.6 is amended to read as follows:  “1.6 “Licensed Product” shall mean one or more pharmaceutical products initially developed by BII and containing Omega Interferon (which is described more fully in Appendix A), including all such products suitable for administration [*] whether or not initially developed by BII, and for use in the Field, including new formulations, if any, developed by BII or BMI after the Effective Date.”

D.                                    A new Section 2.4 is added as follows:  “2.4 BII agrees to inform BMI in advance before BII grants rights to any [*] of Omega Interferon to any third party and to discuss any possible conflict between BMI and such third party. BII agrees to exclude the indications [*] from any such rights granted to a third party.  Any agreement between BII and such third party will provide for a fair compensation to BMI in the event such third party benefits from [*] at BMI’s expense under the R&D Agreement.”

E.                                      The beginning of the first sentence of Section 5.2.3 is amended to read as follows:  “5.2.3 “Rights of First Refusal”  Within thirty (30) days after receiving from BMI the final clinical trial report for one of the clinical studies described in Appendix D…”

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The definition of “Reversion Terms” in Section 5.2.3 is extended by adding a new sentence as follows:  “Reversion Terms” shall also apply to development of the oral dosage form referred to in Section 5.2.4 (new) and the sustained release dosage form referred to in Section 5.2.5 (new) as the case may be.”

F.                                      New Sections 5.24. and 5.2.5 are added:

“5.2.4 “Oral Form”  If BMI develops an oral form of Licensed Product, than within thirty (30) days after receiving from BMI both the final preclinical report for a study reporting the results of oral [*] testing in an animal model of Omega Interferon and the results of one of the clinical trials pursuant to Section 5.2.3, BII shall inform BMI in writing whether it wishes to negotiate the reversion of some or all of the rights granted to BMI under this Agreement in the countries of the Territory except for countries where BMI has granted a Sublicense under Clause 5.2.2.  If BII does so wish, then both BMI and BII agree to negotiate in good faith for no more than an additional sixty (60) days the Reversion Terms.  Until the expiration of this sixty (60) day period, BMI may not conclude a Sublicense agreement with any third party except for countries in Asia pursuant to Section 3.2.  Discussions shall then continue as described in paragraphs 2 and 3 of Clause 5.2.3.”

“5.2.5 “[*]”  If BMI develops a [*] for Licensed Product, then within thirty (30) days after receiving from BMI both the final [*] report referred to in Appendix F and the results of one of the clinical trials pursuant to Section 5.2.3, BII shall inform BMI in writing whether it wishes to negotiate the reversion of some or all of the rights granted to BMI under this Agreement in the countries of the Territory except for countries where BMI has granted a Sublicense under Clause 5.2.2.  If BII does so wish, then both BMI and BII agree to negotiate in good faith for no more than an additional sixty (60) days the Reversion Terms.  Until the expiration of this sixty (60) day period, BMI may not conclude a Sublicense agreement with any third party except for countries in Asia pursuant to Section 3.2.  Discussions shall then continue as described in paragraphs 2 and 3 of Clause 5.2.3.”.

G.                                    Section 5.3 is revised as follows:  “5.3 “One-Time Rights”  Both BII and BMI agree that the reversion rights described in Section 5.2.3, 5.2.4 and 5.2.5 shall be “one-time” rights only and shall expire following the earliest of the following independent and mutually exclusive events:

a.                                       the decision by BII to decline to review the report regarding one of the clinical studies of Appendix D or the preclinical reports of Sections 5.2.4 or 5.2.5 as the case may be; or

b.                                       the end of the thirty (30)-day period referred to in Section 5.2.3, 5.2.4 or 5.2.5 as the case may be but then if, and only if, BII has not yet informed BMI in writing of BII’s wish to negotiate Reversion Terms; or

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c.                                       the end of the sixty (60)-day negotiation period referred to in Section 5.2.3, 5.2.4 or 5.2.5 as the case may be but then if, and only if, BII and BMI have not yet agreed on said Reversion Terms.”

H.                                    A new sentence is added at the end of Section 6.2:  “The obligation to provide such written reports shall also apply to [*] of Omega Interferon developed by BMI during the term of this Agreement.”

I.                                         Wherever the word “trial” appears in Section 7.1., 7.2 and 7.3 it is replaced by the word “trials.”

J.                                      The second sentence of Section 7.4 is amended to read as follows:  “BII through its Affiliate BI Austria (formerly Bender and Co. GmbH) or BI Pharma KG, agrees to supply BMI at mutually agreed intervals, to be laid down in the R&D Agreement, additional [*] of Licensed Product or matching Placebo subject for each batch of [*] to the stability and release for clinical trials of the Omega Interferon drug substance batches which were available at BI Austria on the Effective Date.”

K.                                    New Sections 7.6 and 7.7 are added:

“7.6  “Bulk Drug Substance”.  BII shall supply to BMI [*] of Omega Interferon bulk substance.  BMI agrees to use such bulk substance exclusively for [*] as described in Appendix E and a [*] as described in Appendix F.  BMI acknowledges that this bulk drug substance has not been released for use in humans.”

7.7  “Additional Supplies of Bulk Drug Substance”.  One completion of the [*] studies described in Appendices E and F and the clinical trials in Appendix D, BMI will inform BII in each case of its interest in proceeding with the development of each [*] BMI shall inform BII on the proposed changes with respect to bulk drug substance and final [*] supply requirements, based on the results from such studies.  Within sixty days upon receiving such information BII or BI Pharma KG shall prepare a proposal on further drug supply for the support of clinical trials.  If appropriate, BMI shall negotiate with BII or BI Pharma KG in good faith the terms for BII or BI Pharma KG to supply BMI with committed quantities of bulk drug substance and drug product for further development.  BMI and BI Pharma KG will also agree on a new project plan and on the conditions of supply in terms of feasibility, time, costs and workscope to be laid down as an Amendment to the R&D Agreement.  Notwithstanding the second paragraph of Section L, BMI and BI Pharma KG will also agree to the terms for the transfer of BI Pharma KG’s rights and obligations to manufacture sustained release injectable drug product to BMI and/or a third party.

L.                                     A new Section 7.8 is added as follows:  “7.8 “[*]”.  Within sixty (60) days after BMI has provided BII with all relevant information regarding its plans for development of a [*] including product requirements, expected market size and manufacturing technology, the Parties will negotiate in good faith the basic terms of a supply agreement including prices for commercial supplies, minimum orders, reserved capacity at BII and commitments to

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purchase by BMI.  A detailed supply agreement will be concluded at the latest [*] prior to the launch of each Licensed Product.

At its sole discretion, BI Pharma KG may decide to exercise its rights to manufacture [*] under Section 9 of the R&D Agreement by describing the CMC information for regulatory submissions in the form of a master file.  BMI agrees to ensure that such BI Pharma KG rights are acknowledged in any BMI agreements with third parties on the development of new dosage forms.”

M.                                  Appendix D is updated and consists of the 3 BMI protocols dated 19.04.1999, 15.09.1999 and 18.09.1999.

N.                                    Two new Appendices are added:

“E.                                Development of [*]

F.                                      Development of [*]”

Best regards

Boehringer Ingelheim

International GmbH

pps.

/s/ Dr. D. Mitchard

Dr. C. Hauke Dr. D. Mitchard

Please acknowledge your agreement to the above letter Amendment by signing below where indicated.

BioMedicines, Inc.

By:	/s/ S M Moran

Name:	SM Moran, M.D.

Title:	Chief Executive Officer

24 February 2000

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Appendix E

Oral Formulation Research Plan

BioMedicines, Inc. (BMI) and Protein Delivery, Inc. (PDI) have executed an agreement to explore the feasibility of developing an oral formulation of omega interferon.  PDI will utilize patented technology to [*] to produce one of two general structures:

[*]

After generating up to three different OFP or OPF structural classes representative structures from each class will be examined with the BM8233 commercial assay for quantitating omega interferon.  BMI will supply the assay and methodology. PDI will establish the assay in its facilities.

In addition, these representative structures will be assayed for bioactivity.  Currently, the two companies intend to develop the A549-EMCV bioassay utilizing cells and virus obtained from the U.S. ATCC and methods to be developed by the two companies.  It is anticipated, however, that the assay system will be established in a Biohazard 3 capable laboratory extrinsic to both companies.  The most probable sites are the University of Utah and Duke University.  Final selection of a bioassay laboratory will be made at a later date.

If a suitable OFP or OPF structure can be identified which is both measurable and active, the molecule will be scaled up sufficiently to permit testing of oral absorption.  Currently, PDI is utilizing a rodent model developed collaboratively with Duke University.  In addition, BMI is now negotiating with XTL Biotherapeutics regarding the XTL Trimeris biosystem.

The overview described above is necessarily brief and will be expanded during the course of detailed planning and execution.  Subsequent, more detailed plans can be made available as they are developed.  Currently, PDI and BMI expect to pursue the activity-timetable shown on the following page.

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Oral Formulations Activity Timetable

[*]

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Appendix F

Sustained Release Formulation Research Plan

Bio-Medicines, Inc. (BMI) and Durect, Inc. (DI) have a non-binding agreement to explore the feasibility of developing a sustained release formulation of omega interferon.  DI will utilize patented technology to produce both a new formulation of unmodified omega interferon suitable for inclusion in the Duros® technology.

DI has certain rights under license from the Alza Corporation.  Currently the rights to develop a [*] will need to be obtained from Alza.  BMI and DI have agreed upon a structure for the feasibility, development and subsequent commercialization duties and rewards, if any, for the successful development of a sustained release formulation.

The two companies have agreed in principle that a formal proposal will be made to Alza once it is established that the feasibility work can be executed. BMI will provide omega interferon, assay reagents and methodologies and conduct the appropriate quantitative and bioassay testing.  DI will be responsible for developing a formulation containing omega that is compatible with Duros, will be responsible for [*] will be conducted [*] to include a maximum of [*] will be the responsibility of BMI.  The principal goal will be to determine if omega [*].

The overview described above is necessarily brief and will be expanded during the course of detailed planning and execution.  Subsequent, more detailed plans can be made available as they are developed.  Currently, DI and BMI expect to pursue the activity-timetable shown on the following page.

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Sustained Release Formulation Activity Timetable

[*]

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